QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Auditors

The Board of Directors and Shareholders
Copart, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-81238, 33-97636, 33-393887, and 33-390612) on Form S-8 of Copart, Inc. of our report dated September 13, 2002, relating to the consolidated balance sheets of Copart, Inc. and subsidiaries as of July 31, 2002, and 2001, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended July 31, 2002, and related schedule, which report appears in the July 31, 2002, annual report on Form 10-K of Copart, Inc. Our report refers to a change in accounting for goodwill in accordance with Statement of Financial Accounting Standards No. 142. We consent to the reference to our firm under the heading "Selected Financial Data."

/s/  KPMG LLP

KPMG LLP

San Francisco, California
October 23, 2002

51

QuickLinks

  EXHIBIT 23.1
Consent of Independent Auditors